Exhibit 99.1

Investor Relations:	Deborah Abraham

Director, Investor Relations

(212) 287-8289

FOR IMMEDIATE RELEASE

WARNACO ANNOUNCES SELECTED PRELIMINARY 2005 RESULTS

AND COMMENTS ON 2006 OUTLOOK

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NEW YORK -- January 10, 2006 -- The Warnaco Group, Inc. (NASDAQ: WRNC) today announced that it expects fiscal 2005 revenues to be approximately $1.5 billion, which represents a 5.7% increase over fiscal 2004. The expected increase is less than the Company’s targeted high single-digit sales growth, primarily due to (i) a decrease of higher margin swimwear sales in excess of $15 million during the fourth quarter of fiscal 2005, the majority of which is expected to be shipped during the first quarter of fiscal 2006, (ii) fewer than expected replenishment orders of intimate apparel, sportswear and denim product offerings and (iii) the Company’s inability to timely deliver product to meet demand for certain intimate apparel product offerings.

Primarily as a result of the above-mentioned loss of certain higher margin sales and, to a lesser extent, additional end-of-season markdowns, gross profit as a percentage of net revenues is expected to improve less than the targeted 100 basis points from the prior year. Selling, general and administrative expenses as a percentage of net revenues are expected to be comparable or slightly above the prior year, and the Company expects that growth in operating income as a percentage of net revenues will be less than the targeted double digit improvement. The Company notes that it expects that reported operating income will include pension expense of approximately $2 million in the full year fiscal 2005 results (substantially due to adjustments to actuarial assumptions) as compared to $6.2 million of pension income recorded in fiscal 2004.

“Although these preliminary results demonstrate improvement over the prior year, we are nonetheless disappointed that we did not reach all of our financial goals for 2005,” said Joe Gromek, Warnaco’s President and Chief Executive Officer. “We expect to end the year with a strong balance sheet. Cash and cash equivalents should approximate $150 million and we believe inventories at year end will be below last year’s levels. Moreover, our brands are performing to our expectations at retail, and we are enthusiastic about our new fall introductions, including Perfectly Fit and 365 from Calvin Klein® underwear. We also believe that actions taken throughout fiscal 2005, including further diversification of our distribution channels and development of our in-house global sourcing team, have set the foundation for future success.”

Mr. Gromek continued, “Looking forward to 2006, for our existing businesses, we would anticipate (i) revenue growth similar to 2005, (ii) a gross margin increase of at least 100 basis points, and (iii) double-digit growth in our operating margin percentage (assuming minimal pension expense in 2006).”

Mr. Gromek concluded, “We expect that our agreement to acquire the Calvin Klein jeans and certain related businesses in Europe and Asia will build on our existing foundation and accelerate growth. Assuming the acquisition closes on January 31, 2006, we would then expect (i) revenue growth in 2006 to be at least in the low 20 percent range, (ii) double digit improvements in the operating margin percentage over the prior year (assuming minimal pension expense in 2006), and (iii) the transaction to be accretive to our earnings per share.”

As previously reported, members of Warnaco’s management team will be participating at both the S.G. Cowen & Co. Consumer Conference today at approximately 11:30 a.m. (Eastern Time) and the ICR Xchange conference on Thursday, January 12, 2006, at approximately 11:05 a.m. (Eastern Time). Both presentations will be webcast and can be accessed via the investor relations page of Warnaco's website at http://www.warnaco.com.

ABOUT WARNACO

The Warnaco Group, Inc., headquartered in New York, is a leading apparel company engaged in the business of designing, marketing and selling intimate apparel, menswear, jeanswear, swimwear, men's and women's sportswear and accessories under such owned and licensed brands as Warner's®, Olga®, Lejaby®, Body Nancy Ganz(tm), Speedo®, Anne Cole®, Op®, Ocean Pacific®, Cole of California® and Catalina® as well as Chaps® sportswear and denim, J. Lo by Jennifer Lopez® lingerie, Nautica® swimwear, Michael Kors® swimwear and Calvin Klein® men's and women's underwear, men's, women's, junior women's and children's jeans and women's and juniors’ swimwear.

FORWARD-LOOKING STATEMENTS

This press release, as well as certain other written, electronic and oral disclosure made by the Company from time to time, contains "forward-looking statements" within the meaning of Rule 3b-6 under the Securities Exchange Act of 1934, as amended, Rule 175 under the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements involve risks and uncertainties and reflect, when made, the Company's estimates, objectives, projections, forecasts, plans, strategies, beliefs, intentions, opportunities and expectations, both with respect to its existing businesses and the businesses it has agreed to acquire. Actual results may differ materially from anticipated results or expectations and investors are cautioned not to place undue reliance on any forward-looking statements. Statements other than statements of historical fact are forward-looking statements. These forward-looking statements may be identified by, among other things, the use of forward-looking language, such as the words "believe," "anticipate," "estimate," "expect," "intend," "may," "project," "scheduled to," "seek," "should," "will be," "will continue," "will likely result," or the negative of those terms, or other similar words and phrases or by discussions of intentions or strategies.

The following factors, among others and in addition to those described in the Company's reports filed with the SEC (including, without limitation, those described under the heading "Statement Regarding Forward-Looking Disclosure," as it may be modified or supplemented from time to time, in such reports), could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by it: economic conditions that affect the apparel industry; the Company's failure to anticipate, identify or promptly react to changing trends, styles, or brand preferences; further declines in prices in the apparel industry; declining sales resulting from increased competition in the Company’s markets; increases in the prices of raw materials; events which result in difficulty in procuring or producing the Company's products on a cost-effective basis; the effect of laws and regulations, including those relating to labor, workplace and the environment; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; the Company’s ability to protect its intellectual property or the costs incurred by the Company related thereto; the Company’s dependence on a limited number of customers; the Company’s dependence on the reputation of its brand names; the Company’s exposure to conditions in overseas markets in connection with the Company’s foreign operations and the sourcing of products from foreign third-party vendors; the Company's foreign currency exposure; unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; the sufficiency of cash to fund operations, including capital expenditures; the limitations on purchases under the Company's share repurchase program contained in the Company's debt instruments, the number of shares that the Company purchases under such program and the prices paid for such shares; the failure of the businesses the Company has agreed to acquire to generate expected levels of revenues; the Company failing to successfully integrate such businesses with its existing businesses, and as a result not achieving all or a substantial portion of the anticipated benefits of the acquisition; and such businesses being adversely affected by one or more of the factors relating to the apparel industry described above and thereby failing to achieve anticipated revenues and earnings growth.

In addition, the Company encourages investors to read the discussion of the Company's critical accounting policies under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Discussion of Critical Accounting Policies" contained in the Company's Annual Report on Form 10-K for the year ended January 1, 2005, as such discussion may be modified or supplemented by subsequent reports that the Company files with the SEC. The discussion in this press release is not exhaustive but is designed to highlight important factors that may affect actual results. Forward-looking statements speak only as of the date on which they are made, and, except for the Company's ongoing obligation under the U.S. federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.